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                                                                    EXHIBIT 17.2


                               November 17, 1995



Northstar Health Services, Inc.
Foster Plaza Nine
750 Holiday Drive
Pittsburgh, PA 15220

Attention:  Mark A. DeSimone
            Chairman of the Board

       Re:  Resignation

Dear Sir or Madam:

       This is to advise you that I hereby resign from the Board of Directors of Northstar Health Services, Inc. (the "Company") effective immediately.

                                        Very truly yours,


                                        /s/ Daniel Dickman

                                        Daniel Dickman